                                                           EXHIBIT 99

NEWS RELEASE
For Immediate Release
For more information:
ATC Technology Corporation	Mary Ryan
630.663.8283
Announces Impairment and Restructuring of Drivetrain Business,	maryan@corpatc.com

Including Closure of Springfield, Missouri Facility,

and Updates 2008 Guidance

▪	Expects a $60 to $80 million pre-tax, non-cash goodwill impairment charge in Drivetrain in 2008
▪	Expects pre-tax restructuring charges in Drivetrain to total approximately $14 million through mid-2009, including $8 to $9 million in 2008
▪	Upon completion of restructuring, 40% domestic Drivetrain workforce reduction since beginning of 2008
▪	Drivetrain restructuring expected to generate annualized pre-tax cost savings of approximately $6 million
▪	Announces new program wins with existing Drivetrain customers
▪	Excluding goodwill impairment and restructuring charges totaling $2.25-$2.96 per diluted share, adjusted EPS from continuing operations is expected to be $1.85-$1.90 per diluted share for 2008

Downers Grove, Illinois, Tuesday, December 9, 2008 – ATC Technology Corporation (ATC) (NASDAQ:ATAC), today announced the impairment and restructuring of its North American Drivetrain operations, including the 2009 closure of its Springfield, Missouri automatic transmission remanufacturing facility.  The impairment and restructuring are in response to recent significant adverse changes in the business climate in the North American vehicle industry due to the economic slowdown.  The Springfield operations will be consolidated with existing operations in Oklahoma City.  The closure of the Springfield facility will include the elimination of all hourly and salaried positions.

“The very recent significant adverse changes in the North American vehicle market have caused us to reassess the carrying value of goodwill of our North American Drivetrain business pursuant to SFAS No. 142 Goodwill and Other Intangible Assets.  The unprecedented distress being experienced by our customers and the supporting supply base has impacted our views of both our expected volumes and the valuation related to our Drivetrain business.  The impending closure of our Springfield facility is driven by reduced volumes and the need for comprehensive restructuring of our Drivetrain business to align our capacity with lower customer demand levels during this prolonged period of economic uncertainty.  We will transfer all current production to our Company-owned facility in Oklahoma City during the next nine months, to coincide with the expiration of the Springfield facility lease at the end of 2009.   We plan to move production lines in stages, thereby continuing uninterrupted and seamless delivery of product to our customers.  All hourly production personnel and some salaried personnel in Springfield will be offered the opportunity to accept positions in Oklahoma City.  If employees choose not to relocate, they will be eligible for severance packages in accordance with Company policy,” said Don Johnson, Chairman and CEO.

“The closure of our Springfield facility is another step in a series of cost-cutting moves that began in early 2008 and have continued throughout the year to streamline our North American Drivetrain business.  While it is never easy to displace employees, it is critical that we tightly control our costs during these challenging economic conditions, which have significantly impacted our OEM customers’ businesses that utilize our products for consumer repairs.  The restructuring includes the streamlining of both administrative and operations functions to more efficiently meet the needs of our customers while providing adequate resources to pursue new opportunities as we work to drive growth.  Upon completion of the closure of the Springfield facility, our North American Drivetrain workforce will have been reduced by nearly 40% since the beginning of 2008.”

“The non-cash goodwill impairment charge is expected to be between $60 and $80 million pre-tax.  The actual charge, to be determined in accordance with the Company’s valuation procedures and analysis, will be communicated along with the announcement of our 2008 results.  Prior to this projected impairment, our North American Drivetrain business had $116 million of goodwill.”

“The restructuring is expected to generate a pre-tax annual cost savings of approximately $6 million, with approximately 60% of the annual savings to be realized in 2009 as we complete the various phases of consolidation.  In connection with the restructuring, the Company expects to record total pre-tax charges of approximately $14 million over the next nine months, including approximately $6 million of cash charges.  Approximately $8-9 million, including approximately $1 million in cash charges, is expected to be recorded in 2008 with the balance in the first half of 2009 as we complete the move to Oklahoma City.”

“On the new business front, we recently won three new programs for remanufactured transmissions and related components with two of our existing North American Drivetrain customers.  The new programs will launch at our Oklahoma City facility during the latter part of 2009 and into 2010, but will not materially add to Company revenues until the underlying vehicle population reaches significant levels.  It is important that as we right-size existing operations, we simultaneously preserve the capability to grow our business by replacing lost volumes through new program wins such as these.”

“On the Logistics side of our business, we are planning on a solid fourth quarter with revenue expected to be  $84-$87 million, up 4% to 7% compared to the fourth quarter of 2007, although softer than our prior guidance.  Activity in late November and a preliminary December forecast indicate a more modest level of volume than originally projected for the balance of this year.  With that said, we are working with our customers to closely monitor sales trends on a daily and weekly basis, and we are adjusting our resources to adequately serve our customers’ needs while tightly controlling our costs.”

“In light of this modest softening, we now expect full-year 2008 Logistics revenue of $350-$353 million and segment profit of $55-$57 million.  Our Drivetrain guidance is now $176-$178 million of revenue with a segment loss of $61-$82 million, including the expected $60-$80 million non-cash goodwill impairment charge and $8-$9 million in restructuring charges.  Finally, based on today’s news for both ATC business segments, we now expect full-year 2008 loss from continuing operations per diluted share of $0.35-$1.11.  This range includes Drivetrain charges for goodwill impairment of $2.02-$2.70 and restructuring charges of $0.23-$0.26 per diluted share.  Excluding these charges, adjusted EPS from continuing operations is expected to be $1.85-$1.90, compared to our previous range of $1.85-$1.95,” Mr. Johnson concluded.

The Company will host a conference call (dial-in number is 877-723-9511) to discuss this news at 10:00 a.m. Central time today.

ATC Technology Corporation is headquartered in Downers Grove, Illinois.  The Company provides comprehensive engineered solutions for logistics and refurbishment services to the consumer electronics industries and the light and medium/heavy-duty vehicle service parts markets.

###

goATC.com

Certain statements in this news release are “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  These forward-looking statements generally include all statements other than statements of historical fact, including statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions. In addition, any statements concerning future financial performance or position (including future revenues, expenses, earnings, growth rates or margins), ongoing business strategies, budgets or prospects, and possible future actions are also forward-looking statements. The forward-looking statements contained in this news release are based on information available to our management as of the date of this news release, and reflect management’s judgments, beliefs and assumptions as of the date of this news release with respect to future events, the outcome of which is subject to risks and uncertainties that could have a significant impact on our business, operating results or financial condition in the future. Should one or more of these risks or uncertainties materialize, or should underlying information, judgments, beliefs or assumptions prove incorrect, actual results or outcomes could differ materially from those expressed or implied by the forward-looking statements in this news release. Some of these risks and uncertainties are described in our periodic filings with the Securities and Exchange Commission.  We disclaim any intention or obligation to update the forward-looking statements contained in this news release.

ATC TECHNOLOGY CORPORATION
Reconciliation of certain financial measures reported in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") to those presented on the basis of methodologies other than in accordance with GAAP ("non-GAAP")

(In millions, except per share amounts)
					Projected
					For the twelve months ended 12/31/08
					Low	High

Loss from continuing operations per diluted share (GAAP basis)					$(1.11)	$(0.35)

Drivetrain Restructuring Charges					$0.26	0.23
Impairment of Goodwill					$2.70	2.02

Adjusted EPS (non-GAAP basis)					$1.85	$1.90

	Projected		Projected		Projected
	For the twelve months ended 12/31/08		For the twelve months ended 12/31/08		For the twelve months ended 12/31/08
	Logistics Segment		Drivetrain Segment		Total ATC
	Low	High	Low	High	Low	High

Segment Profit (Loss)/Operating Income (Loss) - (GAAP basis)	$55.0	$57.0	$(82.0)	$(61.0)	$(27.0)	$(4.0)

Drivetrain Restructuring Charges	$-	$-	$9.0	$8.0	$9.0	$8.0
Impairment of Goodwill	$-	$-	$80.0	$60.0	$80.0	$60.0

Adjusted Segment Profit/Operating Income (non-GAAP basis)	$55.0	$57.0	$7.0	$7.0	$62.0	$64.0

Explanation of non-GAAP Financial Measures

The Company reports its financial results of operations in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A "non-GAAP financial measure" is defined as a numerical measure of the Company's financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company's financial statements.

Following is a description of the various non-GAAP financial measures used by the Company:

Adjusted EPS:  Represents income from continuing operations (GAAP basis) adjusted to (i) add drivetrain restructuring charges and (ii) add goodwill impairment charges.

Adjusted Segment Profit/Operating Income:  Represents operating income (GAAP basis) adjusted to (i) add drivetrain restructuring charges and (ii) add goodwill impairment charges.

The Company believes these non-GAAP financial measures provide management, investors, equity analysts and rating agencies with useful information by which to measure our performance.  In addition, many of the Company's internal performance measures are based on these non-GAAP financial measures.

The Company’s non-GAAP financial measures may vary from similarly titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.